Exhibit 10.5

Excerpt of Certain Provisions from the Amended and Restated Limited Liability Company Agreement of RMR Employee Carry Holdco LLC
This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as the same may be amended from time to time, this “Agreement”) of RMR Employee Carry Holdco LLC (the “Company”) is made and entered into as of May 2, 2025 (the “Effective Date”), by and among The RMR Group LLC, a Maryland limited liability company (“RMR” or the “Managing Member”), as managing member, and MPC Partnership Holdings LLC, a Maryland limited liability company (“MPC”) and certain employees of RMR (the “Participating Employees”), all of whom are being admitted as members of the Company on the Effective Date, as members (the Managing Member, MPC, the Participating Employees and such other parties as may from time to time be admitted as members of the Company as provided herein, the “Members” or each individually, a “Member”).
1.3    Purpose. The purpose and business of the Company shall be (i) to acquire and hold membership interests in Carry Holdco and, directly or indirectly, a membership, partnership, or other interest in one or more Funds, Investments, Subsidiaries, and/or RMR Affiliates determined by the Managing Member to be appropriate for employee participation (each a “Portfolio Investment”), (ii) to invest, directly or indirectly, capital in Portfolio Investments, (iii) to do any and all things and take any and all actions as permitted or permissible under the Act, and (iv) to generally and specifically engage in any and all acts necessary, advisable, or incidental to the carrying out of the obligations attendant to the foregoing, all in accordance with the provisions hereof.
2.1     Defined Terms. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:
“Affiliate” shall mean, when used with reference to a specified Person, (a) any Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with the specified Person, or (b) any member of the Immediate Family of such specified Person.
“Capital Distribution” shall mean any distribution made by the Company of Investment Available Net Cash flow pursuant to Section 5.1(a) hereof.
“Capital Interest” shall mean an Interest consisting of the right to receive a share of the Investment Available Net Cash Flow in respect of any Portfolio Investment, in each case, as set forth in the applicable Schedule to this Agreement and in such Member’s Participation Agreement, as they may be amended from time to time consistent with this Agreement.
“Cause” shall mean, with respect to any Member, the occurrence of any of (a) “cause” as such term is defined in the employment agreement or other written agreement, if any, between such Member and RMR (or any RMR Affiliate); or (b) any of (i) the commission by such Member of any act constituting fraud or willful misconduct in connection with the business of RMR, or such Member’s conviction of, or a plea of nolo contendere by such Member to, a felony or any other crime involving moral turpitude; (ii) a material breach by such Member of this Agreement or any Governing Agreement; (iii) a material breach by RMR of any Governing Agreement caused by such

Member; (iv) a breach of any provision by such Member of a separation or retirement agreement with RMR; (v) termination of such Member’s employment by RMR or an RMR Affiliate for cause as determined in accordance with the then-applicable policies and procedures of such employer; or (vi) a violation of the employee handbook previously provided to the Member in connection with his or her employment with RMR.
“Clawback Percentage” shall mean, for any Member in respect of amounts of Promote Distributions received with respect to a Portfolio Investment, the proportion (expressed as a percentage) of the aggregate Promote Distributions distributed to such Member from the Company in respect of such Portfolio Investment to the aggregate Promote Distributions distributed to all Members in respect of such Portfolio Investment.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” and “Controlling” shall have the correlative meanings.
“Covenants” shall mean such noncompetition, nonsolicitation, nondisparagement, confidentiality, nondisclosure, intellectual property, cooperation, and such other restrictive covenants, obligations, representations, or warranties to which the Member (or Special Member) is or may be subject under this Agreement (including the Member’s Participation Agreement), or otherwise with respect to such Person’s service or affiliation with RMR and its Affiliates.
“Entity” shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other legal entity.
“Funds” shall mean each private investment fund, joint venture, investment vehicle, and separate account formed in the future and designated as a “Fund” by the Managing Member.
“Guaranty Agreement” shall mean that certain Guaranty Agreement by and among the Company, the Managing Member and each Member of the Company that has been awarded a Promote Percentage.
“Immediate Family” shall mean, with respect to any Member that is an individual, (i) an individual Person’s spouse; (ii) the parents of such Person and/or his or her spouse; and (iii) the lineal descendants of the parents of such Person and/or his or her spouse.
“Investment(s)” shall mean any direct or indirect, current, or contingent interest in or option or commitment to acquire interests in any investment made by a Fund.
“Investment Available Net Cash Flow” shall mean Investment Gross Cash Flow that the Company receives, less the portion thereof, as shall be determined by the Managing Member, to be used to establish reserves for, or make payments in connection with, all Company expenses and liabilities. Investment Available Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances.
“Investment Gross Cash Flow” shall mean the gross cash received by the Company from any Portfolio Investment excluding any gross cash received by the Company that constitutes Promote Gross Cash Flow, as reasonably determined by the Managing Member.

“Participation Agreement” shall mean any agreement entered into with each Member regarding the rights and obligations of such Member with respect to the Company (including any Capital Distributions and Promote Distributions in connection with such Member’s participation in Portfolio Investments as supplemented by any Portfolio Investment Supplement thereto).
“Permanently Disabled” shall mean, with respect to any Person, any permanent physical or mental disability of such Person, as determined by the Managing Member in its discretion.
“Person” shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.
“Portfolio Investment Supplement” shall mean a separate supplementary agreement entered into with each Member attached to such Member’s Participation Agreement regarding the applicable Portfolio Investment or Portfolio Investments in which such Member participates. A Member who participates in a Portfolio Investment shall be deemed, by accepting the benefits thereof, to have agreed to be bound by the terms of the applicable Portfolio Investment Supplement.
“Promote Available Net Cash Flow” shall mean Promote Gross Cash Flow that the Company receives, less the portion thereof as shall be determined by the Managing Member to be used to establish reserves for, or make payments in connection with, all Company expenses and liabilities. Promote Available Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances.
“Promote Distribution” shall mean any distribution made by the Company of Promote Available Net Cash flow pursuant to Section 5.1(b) hereof.
“Promote Gross Cash Flow” shall mean the gross cash received by the Company from all sources, including any Portfolio Investment that is in the nature of a “promote” or “carried interest” distribution (i.e., is distributed to the Company, a Subsidiary or other RMR Affiliate in a manner that is not proportionate to their respective cash investments, which would include any “tax draw” received on account of such “promote” or “carried interest” distribution), as reasonably determined by the Managing Member.
“Promote Interest” shall mean an Interest consisting of the right to receive a share of in the Promote Available Net Cash Flow in respect of any Portfolio Investment, in each case, as set forth in such Member’s Participation Agreement as it may be amended from time to time consistent with this Agreement.
“Promote Percentage” shall mean the percentage of Promote Distributions a Member is entitled to receive in respect of any Portfolio Investment, in each case, as set forth in the applicable Schedule to this Agreement and in such Member’s Participation Agreement, as they may be amended from time to time consistent with this Agreement.
“Reserve Percentage” shall mean, with respect to any Promote Distribution, 5% of such Promote Distribution to be held in escrow by the Managing Member in connection with potential Promote Clawback obligations related to the particular Portfolio Investment giving rise to such Promote Distribution. Reserve Percentages may differ among the Portfolio Investments and be amended from time to time by the Managing Member in its discretion in respect of each Portfolio Investment giving rise to a Promote Distribution.

“Special Member” shall mean any former active Member who or that has become a Special Member in accordance with the provisions of Section 9.1(e), and any Person who becomes a Substitute Special Member respecting all or a portion of the Interest of any Special Member.
“Termination Date” shall mean, with respect to any Member, the date that is the earliest to occur of: (i) an event of Cause with respect to such Member; (ii) such Member’s voluntary resignation from employment or affiliation with RMR and all of its Affiliates; (iii) the termination of such Member’s employment by or affiliation with RMR, or any of its Affiliates by reason of death or being Permanently Disabled; or (iv) any other termination of employment or affiliation of such Member by RMR and all of its Affiliates.
“Transfer” shall mean, as a noun, any voluntary or involuntary assignment, transfer, pledge, syndication, sale, hypothecation, contribution, encumbrance or other disposition or purported disposition, and, as a verb, voluntarily or involuntarily to assign, transfer, pledge, syndicate, sell, hypothecate, contribute, encumber or otherwise dispose of, and the terms “Transferor” and “Transferee” shall have correlative meanings.
“Unvested Promote” in respect of a Member, shall mean the Promote Interests in respect of a Portfolio Investment that has not “vested” in accordance with the vesting schedule set forth in such Member’s Participation Agreement.
“Vested Promote” in respect of a Member, shall mean the Promote Interests in respect of a Portfolio Investment that has “vested” in accordance with the vesting schedule set forth in such Member’s Participation Agreement.
3.2    Interests; Capital Contributions; Promote Percentages.
(a)    General. The Interests of the Members are comprised of the Promote Interests and the Capital Interests. Any Member may hold both Promote Interests and Capital Interests. Except as expressly provided herein with respect to distributions, the Promote Interests and the Capital Interests shall comprise one and the same class.
(b)    Capital Interests; Capital Contributions. Unless otherwise agreed by the Managing Member, each Member shall be required to make an initial capital contribution and, to the extent required by the Managing Member, additional capital contributions (all referred to herein as “Capital Contributions”) to the Company in respect of each Portfolio Investment in which he, she or it participates. The Managing Member shall maintain separate Schedules for each Portfolio Investment reflecting the Capital Contributions, Capital Interests and Promote Interests of the Members, which Schedules shall be amended from time to time by the Managing Member to reflect any changes thereto. In addition, the Managing Member may, in its discretion, elect to advance amounts to the Company in respect of Company expenses, which amounts will not be deemed a Capital Contribution and which amounts will be returned to the Managing Member before any distributions that would otherwise be made to the Members. The initial Capital Contributions, Capital Interests and Promote Interests of the Members with respect to the Company’s investments, through Carry Holdco, in RMR Pompano GP and RMR Sunrise GP are set forth on Schedules 2 and 3 to this Agreement. The Managing Member may hold the Schedules to this Agreement confidential from the Members.

(c)    Additional Capital Contributions. The Members shall from time to time make such additional Capital Contributions with respect to one or more Portfolio Investments as the Managing Member shall from time to time require by written notice to the Members, which notice may be given by email. All additional Capital Contributions shall be made by the Members in proportion to their respective Capital Interests with respect to the applicable Portfolio Investment.
(d)    Default. If a Member (a “Defaulting Member”) shall fail to make an additional Capital Contribution with respect to any Portfolio Investment by the deadline specified by the Managing Member in the notice given pursuant to Section 3.2(c) (a “Defaulted Contribution”), MPC shall make the Defaulted Contribution on behalf of the Defaulting Member and (i) the Defaulting Member’s Capital Interest with respect to such Portfolio Investment shall be reduced to equal the percentage equivalent of a fraction, the numerator of which is the total amount of Capital Contributions actually made by the Defaulting Member with respect to such Portfolio Investment and the denominator of which is the total amount of Capital Contributions made with respect to such Portfolio Investment by all Members, including the Defaulted Contribution, and (ii) the Defaulting Member’s Promote Interest shall be reduced by the same amount or, if the Defaulting Member’s Capital Interest and Promote Interest are different, by the same proportion that the Defaulting Member’s Capital Interest was reduced. In each case, the Capital and Promote Interests of MPC with respect to such Portfolio Investment shall be commensurately increased unless the Managing Member otherwise determines.
(e)    Determination of Promote Percentages. The Managing Member shall determine, in its discretion, the Promote Percentage and all other terms of such Member’s Promote Interest; provided that such determination shall be (x) made in a manner that is not inconsistent with each other written agreement between the Member, on the one hand, and the Company, the Managing Member, and/or RMR, on the other hand, as specified in its Participation Agreement, and (y) subject to the following:
(i)    A Member shall not have a Promote Percentage prior to the date that such Member is admitted to the Company unless otherwise determined by the Managing Member in its discretion. In the event that the Managing Member determines to grant a Member a Promote Percentage in respect of any Portfolio Investment with effect prior to the date that such Member is admitted to the Company, then, except as expressly prohibited by any other Members’ Participation Agreements or otherwise determined by the Managing Member, such Promote Percentage will dilute the Promote Percentages of the other Members in respect of such Portfolio Investment, as applicable, in a manner determined by the Managing Member in its discretion.
(ii)    Notwithstanding the foregoing clause (i) of this Section 3.2, for any Portfolio Investment, in the event that the Managing Member desires to specify a particular Promote Percentage for a Member but, as of the date of admission of such Member, the interest in such Portfolio Investment has appreciated in value (based on a good faith valuation by the Managing Member consistent with the Promote Interest constituting a profits interest for tax purposes), the Managing Member may, but shall not be obligated to, specify that such Member has a Promote Percentage (subject to clause (i) above) equal to (A) 0% with respect to gains that have accrued on such interest in such Portfolio Investment, as applicable, prior to such date and (B) up to 100% with respect to gains accruing subsequent to such date until such Member has achieved such particular

Promote Percentage with respect to all gains accruing on such Interest in such Portfolio Investment, as applicable, from the date of its acquisition by the Company.
(f)    Shifts in Promote Percentage. Each Member expressly acknowledges that the relative Promote Percentage (in respect of one or more Portfolio Investments ) of each Member is subject to adjustment herein (e.g., as a result of (i) the award of additional Promote Percentages (in respect of one or more Portfolio Investments), (ii) the admission of additional Members with Promote Percentages (in respect of one or more Portfolio Investments), and (iii) potential vesting and forfeiture), and that the Managing Member is entitled and obligated, in some cases, to adjust Promote Distributions to any Member in a manner that may reduce aggregate Promote Distributions to such Member to the extent the Managing Member deems such adjustment to be necessary or appropriate in order to address the adjustment of Promote Percentages (in respect of one or more Portfolio Investments). Unless otherwise determined by the Managing Member in its discretion, any Promote Percentage (in respect of one or more Portfolio Investments) granted to any additional Member or Member whose Promote Percentage (in respect of one or more Portfolio Investments) is increasing, shall dilute the Promote Percentages (in respect of the applicable Portfolio Investment) of the existing Members pro rata, except to the extent expressly prohibited by a Member’s Participation Agreement, and appropriate adjustments shall be made to the applicable Schedules to this Agreement.
(g)    Vesting of Promote Percentage. Each Member’s Promote Percentage is subject to reduction and alterations as set forth in its Participation Agreement. In the event of conflict between this Agreement and a Member’s Participation Agreement, the Participation Agreement shall control.
(h)    Clawback. Notwithstanding anything to the contrary contained herein, the award of any Promote Percentage to a Member, and the making of any Promote Distribution to a Member, is in each case expressly subject to such Member’s compliance with Section 5.4.
(i)    Covenants. Notwithstanding anything to the contrary herein, the award of any Promote Percentage (in respect of one or more Portfolio Investment) to a Member, and the making of any Promote Distributions to a Member, is in each case expressly subject to such Member’s full compliance with the Covenants, which are hereby incorporated by reference, and by executing this Agreement (or a joinder hereto in a form acceptable to the Managing Member), the Member reaffirms such Covenants. Each Member (and Special Member) acknowledges and agrees that such Covenants are a material inducement to the Company issuing such Member a Promote Interest under this Agreement and the rights attributable thereto. In the event of a Member’s (or Special Member’s) breach of any of the Covenants, as determined by the Managing Member, such breaching Member (or Special Member and, as applicable, any Substitute Member to which such Member’s Promote Interest was transferred) shall forfeit, without consideration, the Promote Interest and any rights in respect thereof, and such Member shall repay, on demand by such Managing Member, the gross amount of any distributions paid to such Member or such Substitute Member. Such remedy shall be in addition to, and not in lieu of, any monetary, equitable or other remedy or relief available to the Company, RMR and/or its Affiliates in respect of such breach or any threatened breach of the Covenants.

5.1    Distributions. Except as otherwise provided in ARTICLE XI, distributions of Available Net Cash Flow will be made only when and as determined appropriate by the Managing Member in its discretion, and when made will be made only in accordance with this ARTICLE V. Reimbursements made by the Managing Member will not be deemed to be distributions under this Agreement. This Section 5.1 shall be applied separately with respect to each Portfolio Investment.
(a)    Capital Distributions. Investment Available Net Cash Flow shall be distributed to the Members pro rata in proportion to their Capital Interests in respect of the Portfolio Investment giving rise to the Investment Available Net Cash Flow. The pro rata calculation shall be made as of the date on which the Company receives the Investment Gross Cash Flow giving rise to the Investment Available Net Cash Flow from the applicable Portfolio Investment.
(b)    Promote Distributions. Promote Available Net Cash Flow shall be distributed to the Members pro rata in proportion to their Promote Interests in respect of the Portfolio Investment giving rise to the Promote Available Net Cash Flow. The pro rata calculation shall be made as of the date on which the Company receives the Promote Gross Cash Flow giving rise to the Promote Available Net Cash Flow from the applicable Portfolio Investment.
(c)    Tax Distributions. Tax distributions received by the Company in respect of any Portfolio Investment shall be treated as Promote Distributions, in accordance with the underlying income allocation that resulted in such entitlement from the applicable Portfolio Investment. Such tax distributions will be treated as advances of distributions to the Members and shall be taken into account in determining the amount of future distributions to such Members. Tax distributions shall be allocated to each Member pro rata based on their Promote Interests in the applicable Portfolio Investment giving rise to such tax distribution; provided that the Managing Member may adjust such allocations if it determines reasonably and in good faith that such adjustment is necessary or reasonable in light of the tax liabilities of the Members.
(d)    Impact of Vesting on Tax Distributions. If a Member’s Unvested Promote is forfeited by such Member, but tax distributions have been made in respect thereof, the Member shall be liable to the Company to return such tax distributions upon demand, which amount of tax distributions may, subject to applicable law, be offset by the Company, RMR or their Affiliates from other amounts distributable or payable to the Member, as the Managing Member determines in its discretion.
5.4    Clawback.
(a)    Generally. Notwithstanding anything to the contrary herein, in the event that the Company or any Subsidiary, directly or indirectly, is obligated to return any amounts in respect of Promote Distributions received by the Company in respect of any Portfolio Investment, (in each case, a “Promote Clawback”), each current and past Member who has been awarded a Promote Interest in respect of such Portfolio Investment, severally but not jointly, will be required to return (or forfeit) to the Company an amount equal to the lesser of (x) its Clawback Percentage of the Company’s or any Subsidiary’s Promote Clawback obligations in respect of such Portfolio Investment and (y) the aggregate Promote Distributions (including amounts deemed distributed) that such Member received from the Company in respect of such Portfolio Investment over the entire term of the Company; provided that the Company will first use the Escrow Reserve, if any, established in respect of such current or former Member to satisfy such person’s obligation to contribute money to the Company and will treat any such amount taken from the Escrow Reserve as having been contributed to the Company by such Person to satisfy such obligation. To the fullest extent permitted by law, the obligations of each Member pursuant to this Section 5.4 will survive (i) the death, dissolution, Bankruptcy or termination of a Member or the termination of a Member’s employment agreement with RMR or any of its Affiliates, (ii) any other removal or resignation of such Member, (iii) any Transfer, assignment, other encumbrance, termination or conversion of a Member’s Interest in the Company, or (iv) the dissolution and termination of the Company.
(b)    Clawback Guarantees. Unless otherwise determined by the Managing Member in its discretion, no Member may be awarded a Promote Interest unless such Member executes and delivers a counterpart Guaranty Agreement in the form attached to the Participation Agreement, in respect of which a Promote Interest is being awarded, or such other form as required by the Managing Member. Each Member expressly acknowledges and agrees that the limited partners (or similar participants) of any Fund, Subsidiary, and/or RMR Affiliate, may enforce independently, as intended third-party beneficiaries, such Member’s obligations in respect of the Promote Clawback under such Guaranty Agreement.
5.5    Escrow.
(a)    Establishment of Escrow Reserve. Notwithstanding anything to the contrary herein, in order to provide a reserve to secure the performance of any obligations in respect of a Promote Clawback or any other funding obligations of the Company, the Managing Member may in its discretion hold back from distributions to the Members on a proportionate basis and cause the Company to hold in reserve, on behalf of such Members, the Reserve Percentage with respect to any Promote Distributions, and (to the extent determined by the Managing Member in its discretion) up to 100% of the amounts otherwise to be distributed to the Members or any other proceeds (all such amounts held back in respect of a Member being referred to herein as an “Escrow Reserve”); provided that no Escrow Reserve will be established from tax distributions received by the Company from any Portfolio Investment. Any in-kind distributions of any Person that are held in the Escrow Reserve will be sold or otherwise converted to cash at such time as the Managing Member may determine and the net proceeds therefrom retained in the Escrow Reserve; provided that the Managing Member shall have no obligation to attempt to maximize the value thereof. Amounts held in the Escrow Reserve may be held in cash or invested in any principal-protected investments as may be determined by the Managing Member in its discretion, and any earnings on such amount may be held in the Escrow Reserve for the benefit of the Member or Members with respect to which such Escrow Reserve is maintained.
(b)    Treatment of Escrow Reserve. For all purposes under this Agreement (including in the determination of Capital Account balances and for making allocations pursuant to ARTICLE IV) and otherwise, any amounts held in the Escrow Reserve will be treated as having been distributed to and received by the Member(s) with respect to which such Escrow Reserve is maintained, and any gain or income derived therefrom or in connection therewith (including from the sale of in-kind distributions held in the Escrow Reserve) will constitute gain or income (as applicable) of the Member(s) with respect to which such Escrow Reserve is maintained (and not of the Company). The Managing Member may release to the applicable Members any and all amounts from such Person’s Escrow Reserve following the determination and satisfaction of all Promote

Clawback or other funding obligations, as applicable, or at such earlier time as the Managing Member may determine in its discretion.
6.1    Confidentiality.
(a)    The Members hereby acknowledge that the Company will be in possession of confidential information the improper use or disclosure of which could have a material adverse effect upon the Company, RMR or upon one or more Portfolio Investments. Notwithstanding any provision of this Agreement to the contrary, the Managing Member shall have the right to keep confidential from the Members (and their respective agents and attorneys) for such period of time as the Managing Member deems reasonable, any information that the Managing Member reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the Managing Member believes is not in the best interest of the Company, RMR, or one or more Portfolio Investments, or could damage the Company, RMR, any Fund, any Subsidiary, any Investment, or any RMR Affiliate or their respective businesses or which the Company, RMR any Fund, any Subsidiary, any Investment, or any RMR Affiliate is required by law or by agreement with a third party to keep confidential; provided that, the Managing Member shall make available to a Member, upon reasonable request, information required by such Member to comply with (i) applicable laws, rules and regulations, and (ii) any request from any federal or state regulatory body having jurisdiction over such Member.
9.1    Withdrawal; Removal; Conversion.
(a)    Voluntary Resignation or Withdrawal. A Member (other than the Managing Member) may be removed as an active Member by the Managing Member upon his or her voluntary resignation or withdrawal from the Company, RMR, or any RMR Affiliate. A Member who voluntarily resigns or withdraws from the Company shall have only the right to such distributions as are otherwise provided herein and shall not be entitled to receive the fair value of its interest in the Company.
(b)    Removal Due to Permanent Disability. A Member may be removed as an active Member by the Managing Member if he or she is Permanently Disabled. Such removal will be effective upon receipt by the Permanently Disabled Member of written notice of removal given by the Managing Member.
(c)    Removal With or Without Cause or Upon Termination Date. A Member may be removed as an active Member by the Managing Member at any time on or after the Termination Date with respect to such Member. Any such removal as an active Member will be effective upon receipt by the Member being so removed of written notice of such removal given by the Managing Member.
(d)    Deemed Withdrawal Upon Death, Bankruptcy, etc. If a Member:
(i)    dies or is adjudged incompetent by decree of a court of competent jurisdiction;
(ii)    files a voluntary petition in Bankruptcy;

(iii)    is adjudged bankrupt or insolvent or has entered against him, her or it an order for relief in any bankruptcy or insolvency proceeding;
(iv)    files a petition or answer seeking for himself, herself or itself any reorganization, arrangement, composition, readjustment, or similar relief under any statute, law, or regulation;
(v)    files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him, her or it in any proceeding of the nature referred to in the foregoing clause (iv); or
(vi)    seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of himself, herself or itself or of all or any substantial part of his, her or its property or if any such trustee, receiver or liquidator is appointed;
then such Member will thereupon be deemed to have withdrawn as an active Member. A Member will not be deemed to have withdrawn as an active Member on account of any other event, except as otherwise provided in this Section 9.1.
(e)    Conversion to Special Member. At such time as a Member withdraws from the Company with the prior written consent of the Managing Member or is deemed to have withdrawn from the Company (whether voluntarily or involuntarily), or is removed as an active Member other than for Cause (and other than where grounds for Cause exist as of the Termination Date), then (unless otherwise determined by the Managing Member in its discretion) in the case of any Member:
(i)    any interest that he, she or it may then have, either directly or through a Related Person, as a Member, and
(ii)    the interest of any direct or remote Assignee of any interest that such Member at any time may have had, either directly or through a Related Person, as a Member (whether or not such Assignee has been admitted as a Substitute Member), will thereupon automatically be converted to a non-voting economic only interest as a Special Member as of the date of such withdrawal, deemed withdrawal, or removal as an active Member of the Company (the date upon which such conversion occurs, the “Conversion Date”); provided that any such Assignee that has not been admitted as a Substitute Member will only have the rights as an Assignee of the interest of a Special Member and will not be deemed to have been admitted to the Company as a Special Member. Thereafter, such Member will be treated as a Special Member for all purposes of this Agreement and will have all of the rights and obligations of a Special Member hereunder. If such Member is removed in a for Cause termination (or grounds for Cause exist as of the date of termination) then such Member will forfeit the entirety of his or her Promote Interest in respect of each Portfolio Investment and all rights thereto, including, without limitation, the right to receive any Promote Distributions whether or not such Promote Interest is a Vested Promote, without consideration therefor, to MPC; provided, however, that the Covenants shall remain in full force and effect. References herein to such a Special Member shall, where the context so requires, be deemed to apply equally to any Assignee thereof

(f)    Treatment of Unvested Promote. Upon the conversion described in Section 9.1(e)(i) and Section 9.1(e)(ii) of the Interest held by a Member to an interest as a Special Member or an Assignee thereof, such Special Member’s Promote Percentage in respect of each Portfolio Investment, as applicable, immediately prior to such conversion shall be reduced to equal the Vested Promote Percentage for such Portfolio Investment immediately prior to such conversion and any such reduction will result in a commensurate increase in the Promote Percentage of MPC. Subject to the immediately preceding sentence, such reduction and increase will be effective as of the Conversion Date with respect to such Special Member. For purposes of vesting, however, such Promote Interest will be deemed to have been added to the Promote Percentage in respect of each Portfolio Investment of MPC as a part of MPC’s original Promote Percentage. The Managing Member may, in its discretion, reallocate such Promote Interests to one or more Persons.
(g)    Documentation. Each former active Member thereof will execute and deliver such documents as the Managing Member may request in order to reflect the conversion of his, her or its Interest to that of a Special Member; provided that such conversion will be automatically effected as aforesaid, whether or not such former active Member is requested to execute or executes any such documents. A Member who or that has become a Special Member will, promptly upon request of the Managing Member, execute and deliver a power of attorney, in form and substance the same as that contained in ARTICLE XIII, appointing the Managing Member as his, her or its attorney-in- fact with respect to the matters set forth in ARTICLE XIII.
9.2    Special Member.
(a)    Economic Interest. A Special Member will continue to receive allocations of items of income and loss pursuant to Section 4.1 and Section 4.2 and distributions pursuant to Section 5.1(b), subject to Section 9.1(f) and the other provisions of this Agreement, with respect to its Capital Interest and Promote Percentages that vested as a Vested Promote Percentage based on service prior to him, her or it becoming a Special Member (i.e., prior to his, her or its Conversion Date); provided that the Managing Member may hold back and not distribute, for so long as the Managing Member reasonably determines in good faith is necessary or appropriate, any amounts otherwise distributable to a Special Member (other than amounts distributed pursuant to Section 5.1(c)) to the extent (but only to the extent) that the Managing Member reasonably determines in good faith that such holdback (and the amount thereof) is necessary or appropriate to ensure that (a) such Special Member’s share of any Promote Clawback obligation will be met and (b) cumulative distributions to such Special Member pursuant to Section 5.1(b) (net of any contributions made by such Member pursuant to Section 3.2) over the term of the Company do not exceed such Special Member’s pro rata share of the cumulative distributions made to all Members (net of contributions made by all Members) over the term of the Company.
(b)    Buy-Out Right. Notwithstanding anything to the contrary herein, the Managing Member and its Affiliates shall have the option to buy out the interests of any Special Member at fair market value as of the date of the buy-out as determined by the Managing Member in its discretion.